Exhibit 99.4

From: Alfred L. Woods [mailto:awoods1066@worldnet.att.net]
Sent: Tuesday, May 27, 2008 5:01 PM
To: Nickolas W Vande Steeg (nvan43@verizon.net)
Subject: Welcome & Congratulations

Mr. Vande Steeg,

My name is Al Woods and I am on the Board of Insituform Technologies.  I write to both congratulate you on your election to the Board and welcome you to Insituform.

We are eager for you to begin your service, and in that regard, would like to organize an opportunity for us to chat and for me to answer any questions that you may have.  It would be helpful if you would provide a couple of days and times this week that you would be available.  I am also requesting that you provide a complete set of contact information; as you know we are obligated to file a form 4 regarding your directorship.

Thank you and I look forward to hearing from you.

Al Woods

From: Alfred L. Woods [mailto:awoods1066@worldnet.att.net]
Sent: Monday, June 02, 2008 5:10 AM
To: Nickolas W Vande Steeg (nvan43@verizon.net)
Subject: Insituform Board of Directors

Nick,

I enjoyed the opportunity to speak with you this past Friday.  I have taken a close look at the scheduling issues that we discussed.  It is entirely possible that we may be able to move the December meeting to accommodate your scheduling conflict; I will examine scheduling alternatives with the other directors and remain confident that this issue will be resolved.  Regarding the July meeting, at this point I do not foresee an ability to modify that scheduling.

As we discussed the Board is scheduled for a telephonic meeting on June 11th.  I have forward a copy of that meeting notice to your attention.  I have notified David Morris to add your contact information to our directory and to insure that you receive all future notices and mailings.

I have also asked David to insure that you receive a copy of the Directors Handbook.

Please take a look at your calendar and determine when you might be available for visits with management and field operations.  Please feel free to contact me should you have questions.

Regards,

Al

From: nick vande steeg [mailto:nvan43@verizon.net]
Sent: Monday, June 02, 2008 3:16 PM
To: awoods1066@worldnet.att.net
Cc: Nikki Proost
Subject: Re: Insituform Board of Directors

Al , it was good talking to you as well. My meeting with Management (probably late August or Sept ) should be utilized for getting acquainted but also for a time of sharing some Shareholder expectations and my experiences in getting the kind of results they have requested.As discussed I would like to bring the CEO of Lean Horizons with me to explain in some detail how Strategic Plans are implemented in some very good companies. I would also like to bring a Shareholder along to validate that we are truly in the process of transformation. Since the July  Insituform BOD date is firm , which conflicts with 2 BOD meetings  on my end , I will not be able to attend but will be attending the October meeting and Dec. meeting if you can move the Dec. date. Please have the person making travel arrangements contact Nikki Proost to get a head start on a travel itinerary. Please let all interested parties know that the Shareholders have been very clear about their mandate for a transformed company . Therefore it would be good to get a list of actionable issues  with expected financial results , that will be addressed by Management in the next 6 months.
----- Original Message ----
From: Alfred L. Woods <awoods1066@worldnet.att.net>
To: Nickolas W Vande Steeg <nvan43@verizon.net>
Sent: Monday, June 2, 2008 3:09:35 AM
Subject: Insituform Board of Directors
Nick,

I enjoyed the opportunity to speak with you this past Friday.  I have taken a close look at the scheduling issues that we discussed.  It is entirely possible that we may be able to move the December meeting to accommodate your scheduling conflict; I will examine scheduling alternatives with the other directors and remain confident that this issue will be resolved.  Regarding the July meeting, at this point I do not foresee an ability to modify that scheduling.

As we discussed the Board is scheduled for a telephonic meeting on June 11th.  I have forward a copy of that meeting notice to your attention.  I have notified David Morris to add your contact information to our directory and to insure that you receive all future notices and mailings.

I have also asked David to insure that you receive a copy of the Directors Handbook.

Please take a look at your calendar and determine when you might be available for visits with management and field operations.  Please feel free to contact me should you have questions.

Regards,

Al

-----Original Message-----
From: nvan43@Verizon.net [mailto:nvan43@Verizon.net]
Sent: Monday, June 09, 2008 9:36 PM
To: awoods1066@worldnet.att.net
Subject: Re: Insituform Board of Directors

Yes , consider this a resignation.
Sent from my Verizon Wireless BlackBerry

-----Original Message-----
From: "Alfred L. Woods" <awoods1066@worldnet.att.net>

Date: Mon, 09 Jun 2008 15:19:44
To:<nvan43@Verizon.net>
Subject: RE: Insituform Board of Directors

Nick,

Sorry for the delayed response to your e-mail.  I do not know if you recall my mentioning during our recent conversation that I was scheduled for a surgical procedure that would have me out-of-pocket until this week.

I was disappointed to receive your e-mail in which you indicated that you must decline the offer to serve as a director of Insituform.  As I have mentioned to you, given shareholders' support for your election as a director, the Board of Directors would have welcomed your participation on the Board, and the Board regrets that you have concluded you are unable to serve.

As a technical matter, since you have been elected as a director by the stockholders, I interpret your e-mail as a resignation from that position.  I would appreciate an e-mail confirmation that this understanding is correct.

I appreciate your best wishes for Insituform and wish you success in your future endeavors.

Regards,

Al

-----Original Message-----
From: nvan43@Verizon.net [mailto:nvan43@Verizon.net]
Sent: Friday, June 06, 2008 7:08 PM
To: awoods1066@worldnet.att.net
Subject: Re: Insituform Board of Directors

After careful review of the Directors handbook including scheduled meetings for 2008 and 2009 , I regretfully must decline the offer to serve as a Director of the company. I take serving in this capacity very seriously and after review , am convinced I could not serve in a manner equal to the assignment. Best wishes to you and the company!
Sent from my Verizon Wireless BlackBerry

-----Original Message-----
From: "Alfred L. Woods" <awoods1066@worldnet.att.net>

Date: Mon, 02 Jun 2008 05:09:35
To:"Nickolas W Vande Steeg" <nvan43@verizon.net>
Subject: Insituform Board of Directors

Nick,

I enjoyed the opportunity to speak with you this past Friday.  I have taken a close look at the scheduling issues that we discussed.  It is entirely possible that we may be able to move the December meeting to accommodate your scheduling conflict; I will examine scheduling alternatives with the other directors and remain confident that this issue will be resolved. Regarding the July meeting, at this point I do not foresee an ability to modify that scheduling.

As we discussed the Board is scheduled for a telephonic meeting on June
11th.  I have forward a copy of that meeting notice to your attention.  I have notified David Morris to add your contact information to our directory and to insure that you receive all future notices and mailings.

I have also asked David to insure that you receive a copy of the Directors Handbook.

Please take a look at your calendar and determine when you might be available for visits with management and field operations.  Please feel free to contact me should you have questions.

Regards,

Al